UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Clearwater Paper Corporation, a Delaware corporation, is scheduled to present at the RBC Capital Markets’ Global Industrials Conference on September 9, 2015 and the UBS Global Chemical and Paper and Forest Products Conference on September 10, 2015. The Company is furnishing the investor presentation material attached as Exhibit 99.1 to this Form 8-K, which management of the Company will present at or use in connection with these conferences.

The investor presentation material includes an updated outlook for Q3 2015 from that provided by the Company on July 30, 2015. The Company updated slides 12, 28 and 29 to reflect the expected impact of weaker paperboard backlogs and price declines in lower grade paperboard product segments in Q3 than previously expected as well as electrical disruptions at the Company’s Cypress Bend, Arkansas facility, and a corresponding narrowing of the Company’s expected Q3 Adjusted EBITDA, from a range of $62 million to $70 million, to a range of $62 million to $66 million.

The information furnished in this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2015

CLEARWATER PAPER CORPORATION

	By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Presentation Materials

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